LOAN AGREEMENT

between

EDI Exploration Drilling International Holding GmbH
represented by the Managing Director
Günter Thiemann
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as Lender -

and

Exploration Drilling International GmbH
represented by the Managing Director
Christian Runge
Goethestrasse 59 in 45721 Haltern am See

- in the following referred to as Borrower -

Section 1        Granting of loan

(1)	The Lender grants the Borrower a loan in the amount of

Euro        6,019.41
(in words: Euro six thousand and nineteen)

(2)	The loan shall be paid out by transfer into the Borrower’s account at the Sparkasse Münsterland Ost, branch code 400 501 50, account number 46 44 46.

Section 2        Interest, term and repayment of loan

(1)	The annual interest payable on the loan shall be 5.0%.
(2)	The term of the loan shall be approximately 9 months and ends on 31/12/2008.
(3)	The loan shall be repaid on 31/12/2008 by transfer into the Lender’s account.

Section 3        Early repayment

The Borrower is entitled to repay the loan including accumulated interest in one lump sum at any time, including before the end of the term of the loan. A prepayment penalty shall not be due.

Section 4        Extraordinary right of cancellation

The Lender is entitled to recall the loan effective immediately, if the Borrowers’ financial circumstances deteriorate considerably, thus putting the claim of repayment at risk.

Section 5        Securities

The Borrower irrevocably transfers all of his claims as managing director or shareholder from any benefits, to which he is entitled, (salary claims, profit distributions, new shares issued, profit and loss transfers, liquidation proceeds, etc.) to the Lender.

Section 6        Supplementary agreements, amendments, severability, executed copies

(1)	There are no supplementary agreements. Amendments, additions as well as deletions of individual provisions of this agreement must be made in writing in order to be effective.

(2)

Should individual provisions of this agreement be invalid, the remainder of the agreement shall not be affected. In this case, the parties to the agreement are required to assume that a replacement provision has been agreed upon, which effectively fulfils the economic purpose of the invalid provision as much as possible.

(3)	This contract shall be issued in duplicate. The Lender and the Borrower shall each receive a copy signed by both parties to the agreement.

Haltern, on March 30, 2008

[Signature]

EDI Exploration Drilling International Holding GmbH	EDI Exploration Drilling International GmbH
Managing Director, Günter Thiemann	Managing Director, Christian Runge
- Lender -	- Borrower -